BYLAWS

                                      OF

                      GLOBAL INTERNET COMMUNICATIONS INC.







Originally adopted on February 27th, 2003.
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Amendments are listed on page (ii).
                                  AMENDMENTS
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                                                                          Date of
Article/Section                   Effect of Amendment                    Amendment


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                               TABLE OF CONTENTS


ARTICLE I. OFFICES.............................................
1

ARTICLE II.  NUMBER OF DIRECTORS...............................
1

ARTICLE III. SHAREHOLDERS......................................1
 Section 3.1 Annual Meeting................................... 1
 Section 3.2 Special Meetings................................. 1
 Section 3.3 Place of Meetings................................ 1
 Section 3.4 Fixing of Record Date............................ 1
 Section 3.5 Voting Lists..................................... 2
 Section 3.6 Notice of Meetings............................... 2
 Section 3.7 Waiver of Notice................................. 2
 Section 3.8 Manner of Acting, Proxies........................ 3
 Section 3.9 Participation by Conference Telephone ............3
 Section 3.10 Quorum.......................................... 3
 Section 3.11 Voting of Shares................................ 3
 Section 3.12 Voting for Directors............................ 3
 Section 3.13 Voting of Shares by Certain Holders .............4
 Section 3.14 Action by Shareholders Without a Meeting........ 4

ARTICLE IV.  BOARD OF DIRECTORS............................... 4
 Section 4.1 General Powers................................... 4
 Section 4.2 Number, Tenure, and Qualification................ 4
 Section 4.3 Annual and Other Regular Meetings................ 5
 Section 4.4 Special Meetings................................. 5
 Section 4.5 Quorum........................................... 5
 Section 4.6 Manner of Acting................................. 5
 Section 4.7 Participation by Conference Telephone ............6
 Section 4.8 Presumption of Assent............................ 6
 Section 4.9 Action by Board Without a Meeting ................6
 Section 4.10 Board Committees................................ 6
 Section 4.11 Resignation..................................... 6
 Section 4.12 Removal......................................... 6
 Section 4.13 Vacancies....................................... 7
 Section 4.14 Compensation.................................... 7

ARTICLE V. OFFICERS........................................... 7
 Section 5.1 Number........................................... 7
 Section 5.2 Appointment and Term of Office................... 7
 Section 5.3 Resignation...................................... 7
 Section 5.4 Removal.......................................... 8
 Section 5.5 Chairman and Vice-Chairmen of the Board ..........8
 Section 5.6 President........................................ 8
 Section 5.7 Vice-Presidents.................................. 8
 Section 5.8 Secretary........................................ 8
 Section 5.9 Treasurer........................................ 9
 Section 5.10 Assistant Officers.............................. 9
 Section 5.11 Compensation of Officers and Employees ......... 9

ARTICLE VI.  CONTRACTS, LOANS, CHECKS, DEPOSITS................ 9
 Section 6.1 Contracts......................................... 9
 Section 6.2 Loans............................................. 9
 Section 6.3 Checks. Drafts. Etc............................... 9
 Section 6.4 Deposits.......................................... 10
 Section 6.5 Contracts With or Loans to Directors and Officers .10

ARTICLE VII. SHARES............................................ 10
 Section 7.1 Certificates for Shares........................... 10
 Section 7.2 Issuance of Shares.......... ..................... 10
 Section 7.3 Beneficial Ownership.............................. 10
 Section 7.4 Transfer of Shares................................ 11
 Section 7.5 Lost or Destroyed Certificates.................... 11
 Section 7.6 Restrictions on Transfer.......................... 11
 Section 7.7 Stock Transfer Records............................ 11

ARTICLE VIII  SEAL .............................................11

ARTICLE IX INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS
11
 Section 9.1 Power to Indemnity................................ 12
 Section 9.2Indemnification of Directors, Officers, Employees, and Agents    12
 Section 9.3Insurance.......................................... 13
 Section 9.4Survival of Benefits............................... 13
 Section 9.5Severability....................................... 13
 Section 9.6Applicable Law..................................... 14

ARTICLE X. BOOKS AND RECORDS...........  .......................14

ARTICLE XI.  FISCAL YEAR........................................14

ARTICLE XII. VOTING OF SHARES OF ANOTHER CORPORATION............14

ARTICLE XIII. AMENDMENTS TO BYLAWS .............................14


                                   BY LAWS OF
                      GLOBAL INTERNET COMMUNICATIONS INC.

ARTICLE I.          OFFICES
The registered office of the corporation in the state of Nevada will be located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. The corporation may have such other offices within or without the state of Nevada as the board of directors may designate or the business of the corporation may require from time to time.

ARTICLE II.         NUMBER OF DIRECTORS
The board of directors of this corporation will consist of not less than three and not more than thirteen directors.

ARTICLE III.        SHAREHOLDERS

        Section 3.1     Annual Meeting
The annual meeting of the shareholders will be held at such date or time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting will be a legal holiday in the state of Nevada, the meeting will be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the board of directors will cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

        Section 3.2     Special Meetings
Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute may be called by the president, by the board of directors, or by the written request of any director or holders of at least ten percent of the votes entitled to be cast on each issue to be considered at the special meeting.

        Section 3.3     Place of Meetings
Meetings of the shareholders will be held at either the principal office of the corporation or at such other place within or without the state of Nevada as the board of directors or the president may designate.

        Section 3.4     Fixing of Record Date
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, which date in any case will not be less than ten or more than 60 days before the date on which the particular action requiring such determination of shareholders is to be taken.If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, the day before the first notice of a meeting is dispatched to shareholders or the date on which the resolution of the board of directors authorizing such dividend or distribution is adopted, as the case may be, will be the record date for such determination of shareholders.When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination will apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

        Section 3.5     Voting Lists
At least ten days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation will prepare an alphabetical list of all its shareholders on the record date who are entitled to vote at the meeting or any adjournment thereof, arranged by voting group, and within each voting group by class or series of shares, with the address of and the number of shares held by each, which record for a period of ten days before the meeting will be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such record will be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder, shareholder's agent or shareholder's attorney at any time during the meeting or any adjournment thereof. Failure to comply with the requirements of this bylaw will not affect the validity of any action taken at the meeting.

        Section 3.6     Notice of Meetings
Written or printed notice stating the date, time, and place of a meeting of shareholders and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, will be given by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting (unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), not less than ten days and not more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation other than in the usual course of business, or the dissolution of the corporation will be given not less than 20 days and not more than 60 days before the meeting. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment that transmits a facsimile of the notice. Such notice will be effective upon dispatch if sent to the shareholder's address, telephone number, or other number appearing on the records of the corporation.If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment unless a new record date is or must be fixed. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

        Section 3.7     Waiver of Notice
A shareholder may waive any notice required to be given under the provisions of these bylaws, the articles of incorporation, or by applicable law, whether before or after the date and time stated therein. A valid waiver is created by any of the following three methods:(a) in writing signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in its corporate records;(b) by attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or(c) by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

        Section 3.8     Manner of Acting, Proxies
A shareholder may vote either in person or by proxy. A shareholder may -vote by proxy by means of a proxy appointment form that is executed in writing by the shareholder, his agent, or by his duly authorized attorney-in-fact. All proxy appointment forms will be filed with the secretary of the corporation before or at the commencement of meetings. No unrevoked proxy appointment form will be valid after eleven months from the date of its execution unless otherwise expressly provided in the appointment form. No proxy appointment may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder appointing the proxy.

        Section 3.9     Participation by Conference Telephone
At the discretion of the board of directors, shareholders or proxies may participate in a meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation by such means will constitute presence in person at the meeting.

        Section 3.10    Quorum
At any meeting of the shareholders, five per cent of all the shares outstanding, represented by shareholders of record, will constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for purposes of a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting.At such reconvened meeting, any business may be transacted that might have been transacted at the adjourned meeting. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which a different vote is required by express provision of law or of the articles of incorporation or of these bylaws.

        Section 3.11    Voting of Shares
Each outstanding share, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation.

        Section 3.12    Voting for Directors
Unless otherwise provided in the articles of incorporation, shareholders entitled to vote at any election of directors are not entitled to cumulate votes. Unless otherwise provided in the articles of incorporation, in any election of directors the candidates elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

        Section 3.13    Voting of Shares by Certain Holders
3.13.1 Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the board of directors of such corporation may determine. A certified copy of a resolution adopted by such directors will be conclusive as to their determination.

3.13.2 Shares held by a personal representative, administrator, executor, guardian, or conservator may be voted by such administrator, executor, guardian, or conservator, without a transfer of such shares into the name of such personal representative, administrator, executor, guardian, or conservator. Shares standing in the name of a trustee may be voted by such trustee, but no trustee will be entitled to vote shares held in trust without a transfer of such shares into the name of the trustee.

3.13.3 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

3.13.4 If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries will control the manner of voting or appointment of a -proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

3.13.5 Unless the pledge agreement expressly provides otherwise, a shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

3.13.6 Shares held by another corporation will not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any given time if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation.

3.13.7 On and after the date on which written notice of redemption of redeemable shares has been dispatched to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares will not be entitled to vote on any matter and will be deemed to be not outstanding shares.

        Section 3.14    Action by Shareholders Without a Meeting
Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken will be signed, either before or after the action taken, by all the shareholders entitled to vote with respect to the subject matter thereof. Action taken by written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date. Whenever any notice is required to be given to any shareholder of the corporation pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to notice, will be deemed equivalent to the giving of notice.

ARTICLE IV.         BOARD OF DIRECTORS

        Section 4.1     General Powers
The business and affairs of the corporation will be managed by its board of directors.

        Section 4.2     Number, Tenure, and Qualification
The number of directors set forth in Article II of these bylaws may be increased or decreased from time to time by amendment to or in the manner provided in these bylaws. No decrease, however, will have the effect of shortening the term of any incumbent director unless such director resigns or is removed in accordance with the provisions of these bylaws. Except as classification of directors may be specified by the articles of incorporation and unless removed in accordance with these bylaws, each director will hold office until the next annual meeting of the shareholders and until a successor will have been elected and qualified. Directors need not be residents of the state of Nevada or shareholders of the corporation.

        Section 4.3     Annual and Other Regular Meetings
An annual meeting of the board of directors will be held without other notice than this bylaw, immediately after and in the same city as the annual meeting of shareholders. The board of directors may specify by resolution the time and place, either within or without the state of Nevada, for holding any other regular meetings of the board of directors.

        Section 4.4     Special Meetings
Special meetings of the board of directors may be called by the board of directors, the chairman of the board, the president the secretary, or any director. Notice of special meetings of the board of directors stating the date, time, and place thereof will be given at least two days before the date set for such meeting by the person or persons authorized to call such meeting, or by the secretary at the direction of the person or persons authorized to call such meeting.The notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, wireless equipment that transmits a facsimile of the notice or Email. Written notice is effective upon dispatch if such notice is sent to the director's address, telephone number, or other number appearing on the records of the corporation. If no place for such meeting is designated in the notice thereof, the meeting will be held at the principal office of the corporation or may be held by telephone or in such other manner as the directors determine.Any director may waive notice of any meeting at any time. Whenever any notice is required to be given to any director of the corporation pursuant to applicable law, a waiver thereof in writing signed by the director, entitled to notice, will be deemed equivalent to the giving of notice. The attendance of a director at a meeting will constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        Section 4.5     Quorum
A majority of the number of directors specified in or fixed in accordance with these bylaws will constitute a quorum for the transaction of any business at any meeting of directors. If less than a majority will attend a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and those directors present at such adjourned meeting will constitute a quorum and may transact business.

        Section 4.6     Manner of Acting
If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

        Section 4.7     Participation by Conference Telephone
Directors may participate in a regular or special meeting of the board by, or conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting and participation by such means will constitute presence in person at the meeting.

        Section 4.8     Presumption of Assent
A director who is present at a meeting of the board of directors where action is taken will be presumed to have assented to the action taken unless such director's dissent will be entered in the minutes of the meeting or unless such director will file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or will forward such dissent by registered mail to the secretary of the corporation immediately after adjournment of the meeting. Such right to dissent will not apply to a director who voted in favor of such action.

        Section 4.9     Action by Board Without a Meeting
Any action permitted or required to be taken at a meeting of the board of directors may be taken without a meeting if one or more written consents setting forth the action so taken will be signed, either before or after the action taken, by all the directors. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.

        Section 4.10    Board Committees
The board of directors may by resolution designate from among its members an executive committee and one or more other committees, each of which must have two or more members and will be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as applied to the board of directors. To the extent provided in such resolutions, each such committee will have and may exercise the authority of the board of directors, except as limited by applicable law. The designation of any such committee and the delegation thereto of authority will not relieve the board of directors, or any members thereof, of any responsibility imposed by law.

        Section 4.11    Resignation
Any director may resign at any time by delivering written notice to the chairman of the board, the president, the secretary, or the registered office of the corporation, or by giving oral notice at any meeting of the directors or shareholders. Any such resignation will take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

        Section 4.12    Removal
At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed from office, with or without cause (unless the articles of incorporation provide that directors may be removed only for cause) by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors whose removal is sought. If shareholders have the right to cumulate votes in the election of directors and if less than the entire board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board or the class of directors of which he is a part. If the board of directors or any one or more directors is so removed, new directors may be elected at this same meeting.

        Section 4.13    Vacancies
A vacancy on the board of directors may occur by the resignation, removal, or death of an existing director, or by reason of increasing the number of directors on the board of directors as provided in these bylaws.Except as may be limited by the articles of incorporation, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office, except that a vacancy to be filled by reason of an increase in the number of directors will be filled by the board of directors for a term of office continuing only until the next election of directors by shareholders.If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy.

        Section 4.14    Compensation
By resolution of the board of directors, the directors may be paid a fixed sum plus their expenses, if any, for attendance at meetings of the board of directors or committee thereof, or a stated salary as director. No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V.          OFFICERS

        Section 5.1     Number
The corporation will have a president, a secretary and a treasurer, and may have one or more vice-presidents each of whom will be appointed by the board of directors. Such other officers and assistant officers, including a chairman of the board, as may be deemed necessary or appropriate may be appointed by the board of directors.By resolution, the board of directors may designate any officer as chief executive officer, chief operating officer, chief financial officer, or any similar designation. Any two or more offices may be held by the same person.

        Section 5.2     Appointment and Term of Office
The officers of the corporation will be appointed by the board of directors for such term as the board may deem advisable or may be appointed to serve for an indefinite term at the pleasure of the board.Each officer will hold office until a successor will have been appointed regardless of such officer's term of office, except in the event of such officer's termination of an indefinite term at the pleasure of the board or such officer's removal in the manner herein provided.

        Section 5.3     Resignation
Any officer may resign at any time by delivering written notice to the chairman of the board, the president, a vice-president, the secretary, or the board of directors, or by giving oral notice at any meeting of the board.Any such resignation will take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

        Section 5.4     Removal
Any officer appointed by the board of directors may be removed by the board of directors with or without cause.The removal will be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent will not of itself create contract rights.

        Section 5.5     Chairman and Vice-Chairmen of the Board
The chairman of the board, if there be such an office, will, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be determined from time to time by resolution of the board of directors. The vice-chairman of the board, if there be such an office, or in the event there will be more than one vice-chairman, the one designated most senior at the time of election, will perform the duties of the chairman of the board in the chairman's absence, or in the event of the chairman's death, disability or refusal to act. The vice-chairman of the board will exercise and perform such other powers and duties as may be determined from time to time by resolution of the board of directors.

        Section 5.6     President
The president will be the principal executive officer of the corporation and, subject to the control of the board of directors, will generally supervise and control the business and affairs of the corporation. When present, the president will preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors.The president may sign with the secretary or any other' proper officer of the corporation thereunto authorized by law, certificates for shares of the corporation, and may sign deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized to be executed, except in cases where the signing and execution thereof will be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or will be required by law to be otherwise signed or executed. In general, the president will perform all duties incident to the office of president and such other duties as may be prescribed by resolution of the board of directors from time to time.

        Section 5.7     Vice-Presidents
In the absence of the president or in the event of his death, disability, or refusal to act, the vice-president, or in the event there will be more than one vice-president, the vice-presidents, in the order designated at the time of their election, or in the absence of any designation then in the order of their election, if any, will perform the duties of the president. When so acting the vice-president will have all the powers of and be subject to all the restrictions upon the president and will perform such other duties as from time to time may be assigned to the vice-president by resolution of the board of directors.

        Section 5.8     Secretary
The secretary will keep the minutes of the proceedings of the shareholders and board of directors, will give notices in accordance with the provisions of these bylaws and as required by law, will be custodian of the corporate records of the corporation, will keep a record of the names and addresses of all shareholders and the number and class of shares held by each, have general charge of the stock transfer books of the corporation, may sign with the president, or a vice-president, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments that will have been authorized by resolution of the board of directors, and in general will perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by resolution of the board of directors.

        Section 5.9     Treasurer
If required by the board of directors, the treasurer will give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the board of directors will determine. The treasurer will have charge and custody of and be responsible for keeping correct and complete books and records of account, for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, deposit all such moneys in the name of the corporation in the banks, trust companies, or other depositories as will be selected in accordance with the provisions of these bylaws, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by resolution of the board of directors.

        Section 5.10    Assistant Officers
The assistant officers in general will perform such duties as are customary or as will be assigned to them by resolution of the board of directors. If required by the board of directors, the assistant treasurers will respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors will determine.

        Section 5.11    Compensation of Officers and Employees
The board of directors will fix compensation of officers and may fix compensation of other employees from time to time. No officer will be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation. In the event any salary payment, or portion thereof, to an officer or other employee is not allowable as a deduction for employee compensation under Section 162(a)(1) of the Internal Revenue Code of 1986, as may be amended from time to time, on the grounds such payment was unreasonable in amount, then such officer or employee will promptly repay the amount disallowed as a deduction to the corporation.

ARTICLE VI.         CONTRACTS, LOANS, CHECKS, DEPOSITS

        Section 6.1     Contracts
The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.

        Section 6.2     Loans
No loans will be contracted on behalf of the corporation and no evidences of indebtedness will be issued in its name unless authorized by a resolution of the board of directors, which authority may be general.

        Section 6.3     Checks. Drafts. Etc.
All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation will be signed by the officer or officers, or agent or, agents, of the corporation and in the manner as will from time to time be prescribed by resolution of the board of directors.

        Section 6.4     Deposits
All funds of the corporation not otherwise employed will be deposited from time to time to the credit of the corporation in the banks, trust companies, or other depositories as the board of directors may select.

        Section 6.5     Contracts With or Loans to Directors and Officers
The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist, as perm itted by applicable law. In the absence of fraud the fact that any director, officer, shareholder, or any corporation, association, firm or other entity of which any director, officer, or shareholder is interested, is in any way interested in any transaction or contract will not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or will be authorized, ratified, or approved by(a) vote of a majority of a quorum of the board of directors excluding any interested director or directors,(b) the written consent of the holders of a majority of the shares entitled to vote, or(c) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote.Nothing herein contained will create or imply any liability in the circumstances above described or prevent the authorization, ratification, or approval of such transactions or contracts in any other manner.

ARTICLE VII.        SHARES

        Section 7.1     Certificates for Shares
The shares of the corporation may be represented by certificates in such form as prescribed by the board of directors. Signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation.All certificates will be consecutively numbered or otherwise identified. All certificates will bear such legend or legends as prescribed by the board of directors or these bylaws.

        Section 7.2     Issuance of Shares
Shares of the corporation will be issued only when authorized by the board of directors, which authorization will include the consideration to be received for each share.

        Section 7.3     Beneficial Ownership
Except as otherwise permitted by these bylaws, the person in whose name shares stand on the books of the corporation will be deemed by the corporation to be the owner thereof for all purposes. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification will be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

        Section 7.4     Transfer of Shares
Transfer of shares of the corporation will be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who will furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, on surrender for cancellation of the certificate for the shares. All certificates surrendered to the corporation for transfer will be cancelled and no new certificate will be issued until the former certificate for a like number of shares will have been surrendered and cancelled.

        Section 7.5     Lost or Destroyed Certificates
In the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

        Section 7.6     Restrictions on Transfer
Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation will bear a legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face, to the effect as follows:These securities are not registered under state or federal securities laws and may not be offered, sold, pledged, or otherwise transferred, nor may these securities be transferred on the books of the company, without an opinion of counsel or other assurance satisfactory to the company that no violation of such registration provisions would result therefrom.

        Section 7.7     Stock Transfer Records
The stock transfer books will be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. 'Me name and address of the person to whom the shares represented by any certificate, together with the class, number of shares, and date of issue, will be entered on the stock transfer books of the corporation. Except as provided in these bylaws, the person in whose name shares stand on the books of the corporation will be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VIII.       SEAL
This corporation need not have a corporate seal. If the directors adopt a corporate seal the seal of the corporation will be circular in form and consist of the name of the corporation, the state and year of incorporation, and the word "Seal."

ARTICLE IX  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND
AGENTS

        Section 9.1 Power to Indemnity The corporation will have the following powers:

9.1.1 Power to Indemnity. The corporation may indemnify and hold harmless to the full extent permitted by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, or investigative, by reason of that fact that he or she is or was a director, officer, employee, or agent of the corporation or, being or having been such a director, officer, employee, or agent, he or she is or was serving at the request of the corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee, or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and will inure to the benefit of his or her heirs and personal representatives.

9.1.2 Power to Pay Expenses in Advance of Final Disposition The corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding, provided, however, that the payment of such expenses in advance of the final disposition of a proceeding will be made to or on behalf of a director, officer, employee, or agent only upon delivery to the corporation of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced if it will ultimately be determined that such director, officer, employee, or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

9.1.3 Power to Enter Into Contracts. The corporation may enter into contracts with any person who is or was a director, officer, employee, and agent of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest in property of the corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

9.1.4 Expansion of Powers. If the Nevada Business Corporation Act is amended in the future to expand or increase the power of the corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expand or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of this corporation, the powers described in thisArticle will be expanded and increased to the fullest extent permitted by the Nevada Business Corporation Act, as so amended.

9.1.5 Limitation on Powers. No indemnification will be provided under this Article to any such person if the corporation is prohibited by the nonexclusive provisions of the Nevada Business Corporation Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification will be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she will have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or that the director personally received a benefit in money, property, or services to which the director was not legally entitled.

        Section 9.2     Indemnification of Directors, Officers, Employees, and
        Agents

9.2.1 Directors. The corporation will indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered.

9.2.2 Officers, Employees, and Agents. The corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee, or agent of the corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the Board of Directors may determine.

9.2.3 Character of Rights The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article will be contract rights.

9.2.4 Enforcement. A director, officer, employee, or agent ("claimant) will be presumed to be entitled to indemnification and/or payment of expenses under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 9.1.2 above has been delivered to the corporation) and thereafter the corporation will have the burden of proof to overcome the presumption that the claimant is so entitled.If a claim under this Article is not paid in full by the corporation within sixty
(60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period will be twenty
(20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part the claimant will be entitled to be paid also the expense of prosecuting such claim.Neither the failure of the corporation (including its board of directors, its shareholders, or independent legal counsel) to have made a determination before the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, its shareholders, or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses will be a defense to the action or create a presumption that the claimant is not so entitled.

9.2.5 Rights Not Exclusive. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article will not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders, or disinterested directors or otherwise.

        Section 9.3     Insurance
The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, agent, or trustee of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Business Corporation Act.

        Section 9.4     Survival of Benefits
Any repeal or modification of this Article will not adversely affect any right of any person existing at the time of such repeal or modification.

        Section 9.5     Severability
If any provision of this Article or any application thereof will be invalid, unenforceable, or contrary to applicable law, the remainder of this Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, will not be affected thereby and will continue in full force and effect.

        Section 9.6     Applicable Law
For purposes of this Article, "applicable law" will at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission, or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification.

ARTICLE X.          BOOKS AND RECORDS
The corporation will keep correct and complete books and records of account stock transfer books, minutes of the proceedings of its shareholders and the board of directors, and such other records as may be necessary or advisable.

ARTICLE XI.         FISCAL YEAR
The fiscal year of the corporation will be determined by resolution adopted by the board of directors. In the absence of such a resolution, the fiscal year will be the calendar year.

ARTICLE XII.        VOTING OF SHARES OF ANOTHER CORPORATION
Shares of another corporation held by this corporation may be voted by the president or vice-president or by proxy appointment form executed by either of them, unless the directors by resolution will designate some other person to vote the shares.

ARTICLE XIII.       AMENDMENTS TO BYLAWS
These bylaws may be altered, amended, or repealed, and new bylaws may be adopted by the board of directors or by the shareholders.The undersigned, being the secretary of the corporation, hereby certifies that these bylaws are the bylaws of Global Internet Communications Inc., adopted by resolution of the directors on February 27th, 2003.
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